Exhibit 99.1

NRG Energy, Inc. Reports First Quarter 2020 Results

•Comprehensive COVID-19 Response – Protecting the safety and well-being of our employees while safely operating our power plants and supporting our customers and communities
•Published 10th annual Sustainability Report – achieved 41% Greenhouse Gas (GHG) emissions reduction since 2014
•Announcing a change in business segments based on geography, enhancing disclosures of the Integrated Business Model
•Reaffirming 2020 Guidance

PRINCETON, NJ - May 7, 2020 - NRG Energy, Inc. (NYSE: NRG) today reported first quarter 2020 income from continuing operations of $121 million, or $0.49 per diluted common share and Adjusted EBITDA for the first quarter of $349 million, cash flow from operations of $208 million and free cash flow before growth of $167 million.

“Our platform performed well during the first quarter, demonstrating resiliency and stability amid the COVID-19 pandemic,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We are prepared for the upcoming summer and remain focused on protecting employee safety and well-being while maintaining safe and reliable operations and customer service during this period of volatility.”

Consolidated Financial Results

	Three Months Ended
($ in millions)	3/31/2020	3/31/2019
Income from Continuing Operations	$121	$94
Cash provided/(used) by Continuing Operations	$208	$(99)
Adjusted EBITDA	$349	$333
Free Cash Flow Before Growth Investments (FCFbG)	$167	$10

Change in business segments
As part of seeking to perfect the integrated business model, with the majority of our generation serving our retail customers, the Company began managing its operations based on the combined results of the retail and wholesale generation businesses with a geographical focus in 2020. As a result, the Company changed its business segments from Retail and Generation to Texas, East and West/Other beginning in the first quarter of 2020. The Company's updated segment structure reflects how management currently makes financial decisions and allocates resources. The Company's businesses are segregated as follows:
•Texas, which includes all activity related to customer, plant and market operations in Texas;
•East, which includes the remaining activity related to customer operations and all activity related to plant and market operations in the East;
•West/Other, which includes the following assets and activities: (i) all activity related to plant and market operations in the West; (ii) activity related to the Cottonwood power plant that was sold to Cleco on February 4, 2019 and is being leased back through May 2025; (iii) the remaining renewables activity, including the Company’s equity method investments in Ivanpah Master Holdings, LLC and Agua Caliente, the remaining Home Solar assets and the remaining NFL stadium solar generating assets; (iv) activity related to the Company’s equity method investment for the Gladstone power plant in Australia; and (v) Corporate activities

Segments Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended
Segment	3/31/2020	3/31/2019
Texas	$162	$150
East	24	99
West/Other[b]	(65)	(155)
Income from Continuing Operations	$121	$94
a. Segment results for 2019 have been recast per the new business segments
b. Includes Corporate segment

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/2020	3/31/2019
Texas	$195	$179
East	90	144
West/Other[b]	64	10
Adjusted EBITDA[c]	349	333
a.Segment results for 2019 have been recast per the new business segments
b. Includes Corporate segment
c. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Texas: First quarter Adjusted EBITDA was $195 million, $16 million higher than first quarter of 2019, driven by the acquisition of Stream Energy, higher revenues from margin enhancement activities, lower supply costs; partially offset by higher operating costs driven by STP nuclear refueling outage in the first quarter of 2020 and emission credit sales in 2019.

East: First quarter Adjusted EBITDA was $90 million, $54 million lower than first quarter of 2019, due to the write-down of oil inventory in 2020 ($29 million), gain on settlement of Midwest Generation asbestos liability in 2019 ($27 million) and lower capacity revenues; partially offset by lower operations costs due to lower generation.

West/Other: First quarter Adjusted EBITDA was $64 million, $54 million higher than first quarter of 2019, driven by higher margin from Sunrise facility due to improved availability in 2020 and outage insurance proceeds ($30 million).

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	03/31/20	12/31/19
Cash and Cash Equivalents	$759	$345
Restricted Cash	8	8
Total	$767	$353
Total credit facility availability	1,183	1,794
Total Liquidity, excluding collateral received	$1,950	$2,147

As of March 31, 2020, NRG cash was at $0.8 billion, and $1.2 billion was available under the Company’s credit facilities. Total liquidity was $2.0 billion, including restricted cash. Overall liquidity as of the end of the first quarter 2020 was $197 million lower than at the end of 2019 driven by the increase in dividends and share repurchases.

Due to market conditions, primarily as a result of COVID-19, the Company drew $552 million on its revolving credit facility in the first quarter of 2020 as a precaution and to proportionally increase cash on hand. As of May 7, 2020, $250 million of borrowings were outstanding.

COVID-19
In March 2020, the World Health Organization categorized COVID-19 as a pandemic and the President of the United States declared the COVID-19 outbreak a national emergency. Electricity has been deemed a 'critical and essential business operation' under various state and federal governmental COVID-19 mandates. As a result of COVID-19, there has been a reduction in load within the markets in which we operate, and we expect demand uncertainty to continue until the economy recovers.

NRG activated its Crisis Management Team ("CMT") in January 2020, which proactively began managing the Company's response to the impacts of COVID-19. The CMT implemented the business continuity plans for the Company and has taken a variety of measures to ensure the ongoing availability of the Company’s services, while maintaining the Company's commitment to its core values of health and safety. Pursuant to the Company’s Infectious Disease & Pandemic Policy, NRG implemented restrictions on business travel and face-to-face sales channels, instituted remote work practices and enhanced cleaning and hygiene protocols in all of its facilities. In order to effectively serve the Company’s customers, select essential employees and contractors are continuing to report to plant and certain office locations. The Company is also requiring pre-entry screening, including temperature checks, separation of work crews, additional personal protective equipment for employees and contractors when social distancing cannot be maintained, and a ban on all non-essential visitors. As a result of these business continuity measures, the Company has not experienced any material disruptions in its ability to continue its business operations to date.

NRG remains focused on protecting the health and well-being of its employees, while supporting its customers and the communities in which it operates and assuring the continuity of its operations. On April 1, 2020, NRG committed $2 million to COVID-19 relief efforts, including funding for urgently needed safety equipment supporting first responders, as well as funds that aid local communities and teachers. The Company also allocated funding to the NRG Employee Relief Fund, which assists employees adversely impacted by natural disasters and other extraordinary events.

Sustainability Update
NRG released its 2019 Sustainability Report, providing an update on the Company’s comprehensive sustainability strategy with a focus on how customer choice and competitive markets have enabled the acceleration of decarbonization across the power sector. NRG demonstrated progress across all of its previously announced sustainability initiatives, including a 41% reduction in carbon emissions, marking significant progress towards its target of reducing emissions 50% by 2025 from a 2014 baseline. The report also features a discussion of the business rationale to re-align the Company’s science-based target to limit global warming to a 1.5 degree Celsius trajectory through a long-term carbon emissions goal of ‘net-zero’ by 2050. NRG’s 10th sustainability report continues the Company’s commitment to leading in transparency by using the Sustainability Accounting Standards Board (SASB) and the Task Force for Climate-related Financial Disclosure (TCFD.)

2020 Guidance
NRG is reaffirming its guidance range for 2020 with respect to Adjusted EBITDA, Cash From Operations and Free Cash Flow before Growth Investments (FCFbG) as set forth below.

Table 4: 2020 Adjusted EBITDA, Cash from Operations, and FCFbG Guidance

2020
($ in millions)	Guidance
Adjusted EBITDA[a]	$1,900-$2,100
Adjusted Cash From Operations	$1,450-$1,650
FCFbG	$1,275-$1,475
a. Non-GAAP financial measure; see Appendix Tables A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
As part of the Company's newly adopted long-term capital allocation policy, the return of capital to shareholders during the first quarter of 2020 was comprised of a quarterly dividend of $0.30 per share, or $74 million, and share repurchases of $224 million through May 7, 2020 at an average price of $33.05 per share.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On May 7, 2020, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Presentations & Webcasts” in the “Investors” section found at the top of the home page. The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve margin enhancement under our publicly announced transformation plan, our ability to achieve our net debt targets, our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, free cash flow guidance and excess cash guidance are estimates as of May 7, 2020. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2020	2019
Operating Revenues
Total operating revenues	$2,019	$2,165
Operating Costs and Expenses
Cost of operations	1,457	1,651
Depreciation and amortization	109	85
Selling, general and administrative	209	194
Reorganization costs	3	13
Development costs	3	2
Total operating costs and expenses	1,781	1,945
Gain on sale of assets	6	1
Operating Income	244	221
Other (Expense)/Income
Equity in losses of unconsolidated affiliates	(11)	(21)
Impairment losses on investments	(18)	—
Other income, net	27	12
Interest expense	(98)	(114)
Total other expense	(100)	(123)
Income from Continuing Operations Before Income Taxes	144	98
Income tax expense	23	4
Income from Continuing Operations	121	94
Income from discontinued operations, net of income tax	—	388
Net Income	$121	$482
Earnings per Share
Weighted average number of common shares outstanding — basic	248	278
Income from continuing operations per weighted average common share — basic	$0.49	$0.34
Income from discontinued operations per weighted average common share — basic	$—	$1.39
Earnings per Weighted Average Common Share — Basic	$0.49	$1.73
Weighted average number of common shares outstanding — diluted	249	280
Income from continuing operations per weighted average common share — diluted	$0.49	$0.34
Income from discontinued operations per weighted average common share — diluted	$—	$1.38
Earnings per Weighted Average Common Share — Diluted	$0.49	$1.72

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended March 31,
	2020	2019
	(In millions)
Net Income	$121	$482
Other Comprehensive Loss
Foreign currency translation adjustments	(15)	1
Defined benefit plans	—	(3)
Other comprehensive loss	(15)	(2)
Comprehensive Income	$106	$480

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
(In millions, except share data)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$759	$345
Funds deposited by counterparties	51	32
Restricted cash	8	8
Accounts receivable, net	915	1,025
Inventory	372	383
Derivative instruments	884	860
Cash collateral paid in support of energy risk management activities	200	190
Prepayments and other current assets	290	245
Total current assets	3,479	3,088
Property, plant and equipment, net	2,573	2,593
Other Assets
Equity investments in affiliates	350	388
Operating lease right-of-use assets, net	446	464
Goodwill	579	579
Intangible assets, net	769	789
Nuclear decommissioning trust fund	702	794
Derivative instruments	434	310
Deferred income taxes	3,265	3,286
Other non-current assets	225	240
Total other assets	6,770	6,850
Total Assets	$12,822	$12,531
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt	$640	$88
Current portion of operating lease liabilities	71	73
Accounts payable	708	722
Derivative instruments	832	781
Cash collateral received in support of energy risk management activities	51	32
Accrued expenses and other current liabilities	550	663
Total current liabilities	2,852	2,359
Other Liabilities
Long-term debt	5,807	5,803
Non-current operating lease liabilities	473	483
Nuclear decommissioning reserve	303	298
Nuclear decommissioning trust liability	390	487
Derivative instruments	370	322
Deferred income taxes	15	17
Other non-current liabilities	1,076	1,084
Total other liabilities	8,434	8,494
Total Liabilities	11,286	10,853
Redeemable noncontrolling interest in subsidiaries	—	20
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 422,979,893 and 421,890,790 shares issued and 245,623,854 and 248,996,189 shares outstanding at March 31, 2020 and December 31, 2019, respectively	4	4
Additional paid-in-capital	8,498	8,501
Accumulated deficit	(1,570)	(1,616)
Less treasury stock, at cost - 177,356,039 and 172,894,601 shares at March 31, 2020 and December 31, 2019, respectively	(5,189)	(5,039)
Accumulated other comprehensive loss	(207)	(192)
Total Stockholders' Equity	1,536	1,658
Total Liabilities and Stockholders' Equity	$12,822	$12,531

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2020	2019
Cash Flows from Operating Activities
Net Income	$121	$482
Income from discontinued operations, net of income tax	—	388
Income from continuing operations	121	94
Adjustments to reconcile net income to cash provided by operating activities:
Distributions from and equity in losses of unconsolidated affiliates	16	21
Depreciation and amortization	109	85
Accretion of asset retirement obligations	11	7
Provision for credit losses	24	26
Amortization of nuclear fuel	13	13
Amortization of financing costs and debt discount/premiums	6	7
Loss on debt extinguishment, net	1	—
Amortization of emissions allowances and energy credits	7	6
Amortization of unearned equity compensation	5	4
(Gain)/loss on sale of assets and disposal of assets	(14)	3
Impairment losses	18	—
Changes in derivative instruments	(46)	(15)
Changes in deferred income taxes and liability for uncertain tax benefits	19	(2)
Changes in collateral deposits in support of energy risk management activities	9	(123)
Changes in nuclear decommissioning trust liability	8	9
Changes in other working capital	(99)	(234)
Cash provided/(used) by continuing operations	208	(99)
Cash provided by discontinued operations	—	8
Net Cash Provided/(Used) by Operating Activities	208	(91)
Cash Flows from Investing Activities
Payments for acquisitions of businesses	—	(16)
Capital expenditures	(66)	(49)
Net purchases of emission allowances	(8)	—
Investments in nuclear decommissioning trust fund securities	(121)	(122)
Proceeds from the sale of nuclear decommissioning trust fund securities	112	113
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	15	1,313
Net distributions from investments in unconsolidated affiliates	—	4
Contributions to discontinued operations	—	(44)
Other	—	(1)
Cash (used)/provided by continuing operations	(68)	1,198
Cash used by discontinued operations	—	(2)
Net Cash (Used)/Provided by Investing Activities	(68)	1,196
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(74)	(8)
Payments for share repurchase activity	(179)	(783)
Purchase of and distributions to noncontrolling interests from subsidiaries	(2)	(1)
Proceeds from issuance of common stock	—	2
Proceeds from issuance of long-term debt	59	—
Repayments of long-term debt	(60)	(37)
Net proceeds from Revolving Credit Facility	552	—
Other	(3)	—
Cash provided/(used) by continuing operations	293	(827)
Cash provided by discontinued operations	—	43
Net Cash Provided/(Used) by Financing Activities	293	(784)
Change in Cash from discontinued operations	—	49
Net Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	433	272
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	385	613
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$818	$885

Appendix Table A-1: First Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Income/(Loss) from Continuing Operations	162	24	41	(106)	121
Plus:
Interest expense, net	—	4	1	89	94
Income tax	—	—	1	22	23
Loss on debt extinguishment	—	1	—	—	1
Depreciation and amortization	59	33	8	9	109
ARO Expense	3	8	—	—	11
Contract amortization	1	—	—	—	1
EBITDA	225	70	51	14	360
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	24	—	25
Acquisition-related transaction & integration costs	1	—	—	—	1
Reorganization costs	1	—	—	2	3
Deactivation costs	—	—	1	—	1
Gain on sale of business	—	—	—	(15)	(15)
Other non recurring charges	(2)	—	(1)	3	—
Impairments	18	—	—	—	18
Mark to market (MtM) (gains)/losses on economic hedges	(49)	20	(15)	—	(44)
Adjusted EBITDA	195	90	60	4	349
1 Includes International, remaining renewables and Generation eliminations

First Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	1,358	559	110	(4)	2,023
Cost of sales	830	298	22	(1)	1,149
Economic gross margin[2]	528	261	88	(3)	874
Operations & maintenance and other cost of operations[3]	204	106	32	(1)	341
Selling, marketing, general and administrative	130	66	10	4	210
Other expense/(income)[4]	(1)	(1)	(14)	(10)	(26)
Adjusted EBITDA	195	90	60	4	349
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $44 million and contract amortization of $1 million
3 Excludes deactivation costs of $1 million
4 Includes development costs. Excludes $258 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,019	—	3	—	—	2,023
Cost of operations	1,102	(1)	48	—	—	1,149
Gross margin	917	1	(45)	—	—	873
Operations & maintenance and other cost of operations	355	—	—	(3)	(11)	341
Selling, marketing, general & administrative	209	—	—	—	1	210
Other expense/(income)[1]	232	(226)	—	—	(32)	(26)
Income/(Loss) from Continuing Operations	121	227	(45)	3	42	349
1 Other adj. includes impairments of $18 million, gain on sale of business of $15 million, acquisition-related transaction & integration costs of $1 million and reorganization costs of $3 million

Appendix Table A-2: First Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East	West/Other[1]	Corp/Elims	Total
Income/(Loss) from Continuing Operations	150	99	(23)	(132)	94
Plus:
Interest expense, net	—	5	3	100	108
Income tax	—	—	—	4	4
Depreciation and amortization	40	26	11	8	85
ARO Expense	3	3	1	—	7
Contract amortization	5	—	—	—	5
EBITDA	198	133	(8)	(20)	303
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	—	29	—	32
Reorganization costs	1	—	—	12	13
Deactivation costs	—	—	1	3	4
Other non recurring charges	3	(1)	(1)	—	1
Impairments	—	—	—	—	—
Mark to market (MtM) (gains)/losses on economic hedges	(26)	12	(6)	—	(20)
Adjusted EBITDA	179	144	15	(5)	333
1 Includes International, remaining renewables and Generation eliminations

1st Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	1,435	624	90	(4)	2,145
Cost of sales	962	332	48	(1)	1,341
Economic gross margin[2]	473	292	42	(3)	804
Operations & maintenance and other cost of operations[3]	184	87	30	0	301
Selling, marketing, general & administrative	117	65	7	5	194
Other expense/(income)[4]	(7)	(4)	(10)	(3)	(24)
Adjusted EBITDA	179	144	15	(5)	333
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $20 million and contract amortization of $5 million
3 Excludes deactivation costs of $4 million
4 Includes development costs. Excludes $250 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition related transaction & integration costs, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,165	—	(20)	—	—	2,145
Cost of operations	1,346	(5)	—		—	1,341
Gross margin	819	5	(20)	—	—	804
Operations & maintenance and other cost of operations	305	—	—	(4)	—	301
Selling, marketing, general & administrative	194	—	—	—	—	194
Other expense/(income)[1]	226	(204)	—	—	(46)	(24)
Income/(Loss) from Continuing Operations	94	209	(20)	4	46	333
1 Other adj. includes reorganization costs of $13 million

Appendix Table A-5: 2020 and 2019 Three Months Ended March 31 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	March 31, 2020	March 31, 2019
Net Cash Provided by Operating Activities	208	(99)
Merger, integration and cost-to-achieve expenses[1]	3	16
GenOn Settlement	—	5
Encina site improvement	2	—
Proceeds from investment and asset sales	11	—
Adjustment for change in collateral	(9)	123
Adjusted Cash Flow from Operating Activities	215	45
Maintenance CapEx, net	(48)	(35)
Free Cash Flow Before Growth Investments (FCFbG)	167	10

1 2019 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call

Appendix Table A-6: First Quarter YTD 2020 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity through first quarter of 2020:

($ in millions)	Three Months Ended March 31, 2020
Sources:
Adjusted cash flow from operations	215
Revolver draw	552
Uses:
Share repurchases	(179)
Decrease in Credit Facility	(611)
Financing Fees - Debt issuance and Debt extinguishment costs	(3)
Growth investments and acquisitions, net	(15)
Collateral	(10)
Maintenance and Environmental CapEx, net	(48)
Cost-to-achieve expenses	(5)
Common Stock Dividends	(74)
Other Investing and Financing	(19)

Change in Total Liquidity	(197)

Appendix Table A-7: 2020 Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Income from Continuing Operations, and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2020
($ in millions)	Guidance
Income from Continuing Operations [1]	$980 - $1,180
Income Tax	20
Interest Expense	335
Depreciation, Amortization, Contract Amortization and ARO Expense	480
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	65
Other Costs [2]	20
Adjusted EBITDA	$1,900 - $2,100
Interest payments	(335)
Income tax	(20)
Working capital / other assets and liabilities	(105)
Cash From Operations	$1,440 - $1,640
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral, GenOn Pension and Other	10
Adjusted Cash flow from Operations	$1,450 - $1,650
Maintenance capital expenditures, net	(165) - (185)
Environmental capital expenditures, net	(0) - (5)
Free Cash Flow before Growth	$1,275 - $1,475
1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and cost-to-achieve expenses

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.